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                                                                   EXHIBIT 10.22

                                                                  EXECUTION COPY

                        TERMINATION AND RELEASE AGREEMENT

         This Termination and Release Agreement ("Agreement") is made and entered into this 7th day of April, 2000, by and between TICKETS.COM (the "Employer"), a Delaware corporation with offices at 555 Anton Boulevard, 12th Floor, Costa Mesa, California, 92612-1400, and THOMAS R. PASCOE ("Employee"), domiciled at 14781 Devonshire, Tustin, California.

         WHEREAS, On or about April 29, 1999, Employer and Employee entered into an Employment Agreement (the "Employment Agreement"), a copy of which is attached hereto as Exhibit "A";

         WHEREAS, Employer and Employee have determined that it is in their mutual best interests that Employee's termination be treated as for "Good Reason" as such term is defined in Article IV, Section 4.1(e), of the Employment Agreement;

         WHEREAS, since November 24, 1999, Employee has not been employed in a position involving management-level job responsibilities and has not been involved in management-level meetings, has not had decision-making authority, has not had the authority to gain access to management-level meetings or otherwise gain access to material non-public information;

         WHEREAS, the Employer wishes to provide Employee with certain benefits in consideration of Employee's promises and covenants as contained herein, including the Employee's agreement to release all claims against the Employer;

         NOW THEREFORE, in consideration of and exchange for the promises, covenants, and releases contained herein, the parties mutually agree as follows:

         1. Resignation. Employee's resignation from all positions he holds with the Employer shall be effective April 7, 2000 ("Resignation Date").

         2. Effective Date. This Agreement shall be effective on the date on which it is executed by Employee ("Effective Date").

         3. Severance. Provided that Employee does not revoke this Agreement as provided in Paragraph Nine (9), The Employer agrees to:

            A. In accordance with the terms of Section 4.5 (b)(i) of the
               Employment Agreement, commencing on April 7, 2000 and continuing for six (6) months thereafter until October 7, 2000, ("Continuation Period") the Employer shall pay Employee's current monthly salary of Seventeen Thousand, Two Hundred Sixty Six Dollars and Sixty Seven Cents ($17,266.67), less all required and customary withholdings and deductions. Said payments shall be made in accordance with Employer's regularly scheduled payroll periods and shall be deposited into Employee's accounts, as prior payroll checks have been handled.


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            B. Employer shall continue Employee's insurance benefits through and including the last day of the month in which the last salary payment is made to the same extent to which he would have been eligible to participate in said benefits had he remained employed by Employer and pursuant to the applicable plan documents. Thereafter, Employee shall receive a COBRA election notice regarding Employer's Executive Health Reimbursement Policy.

            C. Each of the parties hereby acknowledges that it is their mutual intention for Employee to receive the benefits granted to Employee pursuant to the following documents (the "Option Agreements"):

               i. The 1996 Advantix Stock Plan: Stock Option Agreement entered into between Employer and Employee as of October 1, 1996.

               ii. The 1997 Advantix Stock Plan: Stock Option Agreement entered into between Employer and Employee as of August 4, 1997.

               iii. The 1997 Advantix Stock Plan: Stock Option Agreement entered into between Employer and Employee as of October 15, 1997.

               iv. The 1998 Advantix Stock Plan: Stock Option Agreement entered into between Employer and Employee as of September 14, 1998.

               v. The 1999se Advantix Stock Plan: Stock Option Agreement entered into between Employer and Employee as of September 16, 1999.

            D. Pursuant to the terms of the Employment Agreement and certain amendments made to the Option Agreements, Employee shall become immediately vested in fifty percent (50%) of any and all otherwise unvested options to purchase Common Stock in Tickets.com, Inc. as of the Resignation Date. With respect to the order of vesting for such options, Employer agrees that such options shall vest in the order granted until such time as fifty percent (50%) of Employee's total unvested options have vested and become exercisable. For example, in accordance with the attached Exhibit "B", as of the Resignation Date, Employee shall have a total of 427,516 unvested options. Pursuant to the Employment Agreement 50% of such unvested options, or 213,758, shall immediately vest and become exercisable as of the Resignation Date. The actual vesting order shall be first with all unvested options as of the Resignation Date for the grant made on October 1, 1996 until all unvested options thereunder are vested. Unvested options under the grant of August 4, 1997 shall then be taken into account until all unvested options thereunder have vested. Vesting shall then occur for all unvested options under the grant of October 15, 1997 and so on to subsequent option grants until such time as 213, 758 unvested options have become fully vested and exercisable.

            E. Employer represents and warrants that without further action on the part of Employee, Employer shall take all actions necessary, including but not limited to the registration of the stock, such that all of Employee's vested options shall be converted into stock, and all of Employee's stock shall be immediately available to Employee at the moment the lock up period, following an initial public offering, expires.


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            F. In the event of any stock split, stock dividend,
               reclassification, reorganization or similar event affecting the stock of Employer occurring on or after April 7, 2000, Employee's rights under the Option Agreement shall be equitably and reasonably adjusted so that Employee is not prejudiced financially, chronologically, procedurally, or in any other manner with respect to Employee's rights and the value to Employee under the Option Agreement or under this Agreement. (e.g., in the event of a stock split, Employee's number of options shall be proportionally increased and Employee's price/share decreased). Employer hereby acknowledges and agrees that Employee's employment and service with Employer were not and are not terminated for cause. Employer hereby warrants and agrees that it shall refrain and forebear from exercising any of its repurchase rights on any options to purchase shares and/or shares purchased by Employee during the Continuation Period.

            G. In accordance with the Employee benefits policies of Tickets.com,
               Employer shall pay Employee eight thousand five hundred and eighty dollars and forty three cents ($8,580.43), which is payment for 89.24 hours of accrued vacation pay, less applicable federal, state and local taxes and other appropriate payroll deductions. This is payment in full for all vacation accrued up to the Resignation Date, after which date, vacation shall cease to accrue. Said payments shall be made on the Resignation Date and shall be mailed to Employee's residence.

         4. Release by Employee. Employee agrees for Employee, Employee's heirs, executors, administrators, successors and assigns to forever release and discharge the Employer and its subsidiaries, related companies, parents, successors and assigns, officers, directors, agents, employees and former employees from any and all claims, debts, promises, agreements, demands, causes of action, attorneys' fees, losses and expenses of every nature whatsoever, known or unknown, suspected or unsuspected, filed or unfiled, arising prior to the Effective Date of this Agreement, or arising out of or in connection with Employee's employment by and resignation from the Employer or any affiliate of the Employer. This total release includes, but is not limited to, all claims arising directly or indirectly from Employee's employment with the Employer and the resignation of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits and expense reimbursements pursuant to any federal, state or local law or cause of action, including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, infliction of emotional harm, wrongful discharge, violation of public policy, defamation and impairment of economic opportunity; violation of the California Fair Employment and Housing Act, the California Labor Code, the California Constitution; and any claims for violation of the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act and the Americans With Disabilities Act of 1990.


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         5. Release by Employer. Employer hereby irrevocably and unconditionally releases, acquits and forever discharges Employee from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which Employer now has, owns or holds, or claims to have, own or hold, or which Employer at any time heretofore had, owned or held, or claimed to have, own or hold against Employee.

         6. Waiver of Section 1542. The Employer and Employee hereby state that it is their mutual intention in executing this Agreement that the same shall be effective as a bar to each and every claim, demand, cause of action, obligation, damage, liability, charge, attorneys fees and costs herein above released. Employer and Employee hereby expressly waive and relinquish all rights and benefits, if any, arising under the provisions of Section 1542 of the Civil Code of the State of California which provides:

            "SECTION 1542. [CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE.] A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         7. Acknowledgment of Rights and Waiver of Claims Under the Age Discrimination in Employment Act ("ADEA"). Employee acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). He also acknowledges that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which he was already entitled. Employee further acknowledges that he has been advised by this writing, as required by the Older Workers' Benefit Protection Act, that: (a) his waiver and release does not apply to any rights or claims that may arise after the Effective Date of this Agreement; (b) he should consult with an attorney prior to executing this Agreement; (c) he has at least twenty-one (21) days to consider this Agreement (although he may by his own choice execute this Agreement earlier); (d) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired ("Effective Date").

         8. Employee may revoke this Release only by giving Employer formal, written notice of Employee's revocation of this Release. Any such notice shall be provided in writing to:

                           Tickets.com, Inc.
                           555 Anton Boulevard, 12th Floor
                           Costa Mesa, CA 92626
                           Attention: Legal Department

                           With a copy to:

                           Robert V. Schnitz, Esq.,
                           Fisher & Phillips, LLP,
                           4675 MacArthur Court, Suite 550,
                           Newport Beach, California 92660

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Any notice as provided hereunder must be received by the close of business on the seventh (7th) day following Employee's execution of this Release.

         9. Employer Property. Employer hereby acknowledges receipt of all Employer property and documents in Employee's possession including, but not limited to, Employer files, notes, records, computer recorded information, tangible property, credit cards, entry cards, pagers, identification badges, and keys.

         10. Confidentiality. The parties agree that they will keep the terms and amount of this Agreement completely confidential, and that they will not hereafter disclose any non-public information concerning this Agreement to anyone; provided, however, that Employee may make such disclosure to his immediate family, and Employee and the Employer may make such disclosure to their respective professional representatives (e.g., attorneys, accountants, auditors, tax preparers), all of whom will be informed of and agree to be bound by this confidentiality clause, or other such disclosures required by law.

         11. Confidential Information and Trade Secrets. Employee acknowledges and agrees that Employee shall not disclose, directly or indirectly, to any person or entity or use for Employee's own benefit any trade secrets or confidential information relating to the Employer's business operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Employer or any of their clients, customers, consultants, or licensees, known, learned, or acquired by Employee during the period of Employee's employment by the Company (collectively "Confidential Information"), excepting any such information which is or becomes available to the public through no fault of Employee.

         12. No Solicitation: Employee agrees that after the Resignation Date and for one (1) year following the Resignation Date, Employee shall not directly or indirectly solicit or attempt to solicit any business from the Employer or any of the Employer's customers, producers or brokers, including prospective customers, with whom the Employer or Employee has or had material contact, for purposes of providing products or services that are competitive with those provided by the Employer, provided that "material contact" is agreed to exist between the Employer or Employee and each customer or potential customer: (1) with whom the Employer or Employee deals; (2) whose dealings with the Employer are coordinated or supervised by Employee, or (3) about whom the Employer or


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Employee has obtained confidential information in the ordinary course of business. Similarly, Employee agrees that after the Resignation Date and for one
(1) year following such resignation of employment, Employee shall not directly or indirectly solicit or attempt to solicit Employer's current employees. Notwithstanding the foregoing, Employee may solicit any employee who voluntarily terminates his or her employment with the Employer after a period of ninety (90) days have elapsed since the termination date of such employee.

         13. Arbitration. The parties agree that any controversy or claim arising out of or relating to this Agreement, or any dispute arising out of the interpretation or application of this Agreement, shall be resolved by binding arbitration before a retired Superior Court Judge and shall be conducted in accordance with the provisions of the California Arbitration Act and the California Code of Civil Procedure. Notwithstanding the foregoing, Employer shall have the right to obtain a temporary restraining order or preliminary injunction in order to enforce its rights under Paragraphs Seven (7), Eight (8), and Nine (9) of the Agreement in order to protect its rights until such time as an arbitrator makes a final decision.

         14. Entire Agreement. This Agreement embodies the entire agreement of all the parties hereto who have executed it and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, between the parties to this Agreement. The parties to this Agreement each acknowledge that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement; that they have not executed this Agreement in reliance on any representation, inducement, promise, agreements, warranty, fact or circumstances, not expressly set forth in this Agreement; and that no representation, inducement, promise, agreement or warranty not contained in this Agreement including, but not limited to, any purported settlements, modifications, waivers or terminations of this Agreement, shall be valid or binding, unless executed in writing by all of the parties to this Agreement. This Agreement may be amended, and any provision herein waived, but only in writing, signed by the party against whom such an amendment or waiver is sought to be enforced.

         15. Binding Nature. This Agreement, and all the terms and provisions contained herein, shall bind the heirs, personal representatives, successors and assigns of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, successors, and assigns.

         16. Construction. This Agreement shall not be construed in favor of one party or against the other.

         17. Partial Invalidity. Should any portion, word, clause, phrase, sentence or paragraph of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected.


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         18. Compliance with Terms. The failure to insist upon compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

         19. Enforcement Costs. The parties agree that in the event either party breaches any provision of this Agreement, the prevailing party shall be entitled to all costs and attorney's fees to the extent permitted by law incurred in conjunction with enforcement of this Agreement.

         20. Governing Law and Jurisdiction. This Agreement shall be interpreted under the law of the State of California, both as to interpretation and performance.

         21. Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         22. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

         23. No Admissions. It is understood and agreed by the parties that this Agreement represents a compromise and settlement for various matters and that the promises and payments and consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or any other person.

         24. Voluntary and Knowing. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto.


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IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.


Dated: April 7, 2000                            TICKETS.COM


                                                By: /s/ JOHN M. MARKOVICH
                                                    ----------------------------
                                                        John M. Markovich
                                                        Executive Vice President
                                                        Chief Financial Officer


Dated: April 7, 2000                                /s/ THOMAS R. PASCOE
                                                    ----------------------------
                                                    (Signature)


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